Exhibit 99.1

Equinix Reports Second Quarter 2013 Results

  Reported revenues of $525.7 million, a 1% increase over the previous quarter and a 15% increase over the same quarter last year, and includes the negative impact of a $5.8 million accounting change related to non-recurring installation fees
  Eclipses 120,000 cross-connects on a strong global interconnection quarter
  Tempers revenue acceleration in second half of 2013

REDWOOD CITY, Calif.--(BUSINESS WIRE)--July 24, 2013--Equinix, Inc. (Nasdaq: EQIX), a provider of global data center services, today reported quarterly results for the quarter ended June 30, 2013. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $525.7 million for the second quarter, a 1% increase over the previous quarter and a 15% increase over the same quarter last year and includes a $5.8 million reduction in revenue for the second quarter due to a change in accounting estimate related to non-recurring installation fees. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $502.5 million for the second quarter, a 1% increase over the previous quarter and a 16% increase over the same quarter last year. Non-recurring revenues were $23.2 million in the quarter. Churn for the second quarter was 2.4%, down from 3.7% for the previous quarter and in line with prior guidance.

Non-recurring installation fees, although generally paid in a lump sum upon installation, are deferred and recognized ratably over the expected life of the installation. During the second quarter, the Company reassessed the estimated period that revenue related to non-recurring installation fees is recognized due to its determination that its customers were generally benefitting from their installations longer than originally anticipated. For example, in North America new customer contracts have generally been lengthened from one to two years, to three years or more, which the Company believes extends the overall life of both the installation and the overall customer relationship. As a result of the Company’s analysis, the estimated period that revenue related to non-recurring installation fees is recognized has been lengthened to four years, up from two to three years. This change was accounted for as a change in accounting estimate on a prospective basis effective April 1, 2013. The change in the estimated period that revenue related to non-recurring installation fees is recognized, which has resulted in less revenue than would have otherwise been recorded, resulted in a $5.8 million reduction in revenue for the second quarter and a total estimated decrease in non-recurring revenue of $16.0 million for the full year 2013.

“Our strong quarterly results reflect growth in all three regions, with particular strength in the cloud vertical. We are winning smaller, interconnection rich deals that enhance our vertical ecosystems while keeping MRR per cabinet firm through a disciplined approach to pricing and customer mix,” said Steve Smith, president and CEO of Equinix. “We remain confident in our long-term strategy and will execute with discipline while balancing top and bottom line growth.”

Cost of revenues were $267.7 million for the second quarter, a 3% increase over the previous quarter and a 19% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $98.6 million, which we refer to as cash cost of revenues, were $169.1 million for the second quarter, a 4% increase from the previous quarter and a 19% increase over the same quarter last year. Gross margins for the quarter were 49%, down from 50% for the previous quarter and down from 51% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 68%, down from 69% for the previous quarter and the same quarter last year.

Selling, general and administrative expenses were $148.1 million for the second quarter, a slight increase over the previous quarter and a 16% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $35.7 million, which we refer to as cash selling, general and administrative expenses, were $112.4 million for the second quarter, a 1% decrease over the previous quarter and a 15% increase over the same quarter last year.

Interest expense was $61.0 million for the second quarter, a 1% increase from the previous quarter and a 30% increase over the same quarter last year, primarily attributed to the $1.5 billion senior notes offering in March 2013, additional financings such as various capital lease and other financing obligations to support the Company’s expansion projects and less capitalized interest expense. The Company recorded an income tax benefit of $10.6 million for the second quarter and income tax expense of $17.1 million in the same quarter last year.

In April 2013, a portion of the proceeds from the $1.5 billion senior notes offering were used to redeem the entire principal amount of the $750.0 million 8.125% senior notes, including $80.9 million paid to settle the “make-whole” payment to the bondholders, which was effectively the interest that would have been earned to the March 1, 2014 call date plus the applicable premium. The Company recorded a loss on debt extinguishment of $93.6 million for the second quarter, which includes the “make-whole” payment, write-off of unamortized debt issuance costs and other transaction-related fees.

Net loss attributable to Equinix for the second quarter was $28.7 million. This represents a basic and diluted net loss per share attributable to Equinix of $0.58 based on a weighted average share count of 49.4 million for the second quarter of 2013. This includes the one-time charge to the income statement of $93.6 million for the loss on debt extinguishment related to the redemption of the $750.0 million 8.125% senior notes.

Income from continuing operations was $112.2 million for the second quarter, a 3% increase from the previous quarter and a 10% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs, for the second quarter was $244.2 million, a slight increase over the previous quarter and a 12% increase over the same quarter last year.

“We significantly outperformed our adjusted EBITDA targets this quarter and our operating profits continue to improve, increasing the level of cash generated from operations after adjusting for the REIT-related cash costs and taxes,” said Keith Taylor, CFO of Equinix. “We see a clear path to improving adjusted EBITDA margins to support our long-term model, and are balancing growth and profitability as we scale the business.”

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the second quarter, were $122.9 million, of which $82.7 million was attributed to expansion capital expenditures and $40.2 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $147.2 million for the second quarter as compared to $84.2 million in the previous quarter and $194.8 million for the same quarter last year. Cash provided by investing activities was $537.5 million in the second quarter, primarily attributed to the $836.4 million of restricted cash released for the redemption of the $750.0 million 8.125% senior notes, as compared to cash used in investing activities of $1,142.5 million in the previous quarter, primarily attributed to the $836.4 million that was placed into a restricted cash account for the redemption of the $750.0 million 8.125% senior notes, and cash provided by investing activities of $93.9 million for the same quarter last year. Cash used in financing activities was $850.0 million for the second quarter, primarily attributed to the redemption of the $750.0 million 8.125% senior notes, as compared to cash provided by financing activities of $1,496.8 million, primarily attributed to the issuance of the $1.5 billion senior notes, and cash used in financing activities of $264.7 million for the same quarter last year.

As of June 30, 2013, the Company’s cash, cash equivalents and investments were $1,216.9 million, as compared to $1,212.1 million as of March 31, 2013.

Business Outlook

For the third quarter of 2013, the Company expects revenues to be in the range of $538.0 to $542.0 million, which includes an approximate $6.0 million impact from the change in accounting estimate related to non-recurring installation fees and negative foreign currency headwinds of approximately $4.0 million. Cash gross margins are expected to approximate 68%. Cash selling, general and administrative expenses are expected to range between $126.0 and $130.0 million. Adjusted EBITDA is expected to be between $236.0 and $240.0 million, which includes $11.0 million in professional fees primarily related to the REIT conversion. This also includes an approximate $6.0 million impact from the change in accounting estimate related to non-recurring installation fees, and negative foreign currency headwinds of $2.0 million. Capital expenditures are expected to be approximately $180.0 to $200.0 million, comprised of approximately $50.0 million of ongoing capital expenditures and $130.0 to $150.0 million of expansion capital expenditures.

For the full year of 2013, total revenues are expected to range between $2,135.0 million to $2,145.0 million, or an as reported 13% year over year growth rate. This includes an approximate $16.0 million decrease in revenues due to the change in accounting estimate related to our non-recurring installation fees. This is a non-cash change only, the result of a longer estimated life for our customer installations. Full-year guidance is also adjusted for $11.0 million of negative foreign currency headwinds, when compared to the rates used from our prior guidance. On a normalized and constant currency basis, we expect 2013 revenue growth of approximately 15.5% compared to the prior year. Total year cash gross margins are expected to approximate 68%. Cash selling, general and administrative expenses are expected to range between $465.0 and $475.0 million. Adjusted EBITDA for the year is expected to range between $985.0 and $990.0 million, which includes an approximate $16.0 million impact due to the change in accounting estimate related to our non-recurring installation fees, $6.0 million in incremental professional fees primarily related to the REIT conversion, and adjusting for $5.0 million of negative currency headwinds when compared to the rates used from our prior guidance. Capital expenditures for 2013 are expected to be in the range of $575.0 to $625.0 million, comprised of approximately $165.0 million of ongoing capital expenditures and $410.0 to $460.0 million for expansion capital expenditures.

The U.S. dollar exchange rates used for 2013 guidance have been updated to $1.30 to the Euro, $1.52 to the Pound, S$1.27 to the U.S. dollar and R$2.23 to the U.S. dollar. Updated global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 14%, 8%, 6% and 4%, respectively.

Company Metrics and Q2 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, July 24, 2013, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live Webcast of the call will be available on the Equinix investors website located at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call as well as the Company’s Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Wednesday, July 24, 2013, at 7:30 p.m. (ET) through August 23, 2013, by dialing 1-203-369-0250 (domestic and international) and reference the passcode (2013). In addition, the webcast will be available on the investors section of the Company’s website over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,000 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 31 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

Recurring revenues	$502,470	$495,271	$433,786	$997,741	$854,676
Non-recurring revenues	23,199	24,184	23,463	47,383	45,818
Revenues	525,669	519,455	457,249	1,045,124	900,494

Cost of revenues	267,693	259,268	225,289	526,961	442,387
Gross profit	257,976	260,187	231,960	518,163	458,107

Operating expenses:
Sales and marketing	59,478	58,276	47,603	117,754	94,013
General and administrative	88,632	89,685	80,595	178,317	158,911
Restructuring charges	(4,837)	-	-	(4,837)	-
Acquisition costs	2,526	3,662	1,666	6,188	2,341
Total operating expenses	145,799	151,623	129,864	297,422	255,265

Income from continuing operations	112,177	108,564	102,096	220,741	202,842

Interest and other income (expense):
Interest income	917	747	963	1,664	1,654
Interest expense	(61,001)	(60,331)	(46,787)	(121,332)	(99,605)
Loss on debt extinguishment	(93,602)	-	-	(93,602)	-
Other income (expense)	2,768	(459)	(1,844)	2,309	(1,998)
Total interest and other, net	(150,918)	(60,043)	(47,668)	(210,961)	(99,949)

Income (loss) from continuing operations before income taxes	(38,741)	48,521	54,428	9,780	102,893

Income tax benefit (expense)	10,612	(12,198)	(17,138)	(1,586)	(30,991)

Net income (loss) from continuing operations	(28,129)	36,323	37,290	8,194	71,902

Net income from discontinued operations, net of tax	-	-	350	-	549

Net income (loss)	(28,129)	36,323	37,640	8,194	72,451

Net income attributable to redeemable non-controlling interests	(529)	(441)	(1,193)	(970)	(1,481)

Net income (loss) attributable to Equinix	$(28,658)	$35,882	$36,447	$7,224	$70,970

Net income (loss) per share attributable to Equinix:

Basic net income (loss) per share from continuing operations	$(0.58)	$0.73	$0.75	$0.15	$1.48
Basic net income per share from discontinued operations	-	-	0.01	-	0.01
Basic net income (loss) per share (1)	$(0.58)	$0.73	$0.76	$0.15	$1.49

Diluted net income (loss) per share from continuing operations	$(0.58)	$0.71	$0.72	$0.14	$1.43
Diluted net income per share from discontinued operations	-	-	0.01	-	0.01
Diluted net income (loss) per share (2)	$(0.58)	$0.71	$0.73	$0.14	$1.44

Shares used in computing basic net income (loss) per share	49,379	49,029	48,016	49,205	47,485

Shares used in computing diluted net income (loss) per share	49,379	53,480	52,351	49,976	51,633

(1)	The net income (loss) used in the computation of basic net income per share attributable to Equinix is presented below:

Net income (loss) from continuing operations	$(28,129)	$36,323	$37,290	$8,194	$71,902
Net income attributable to non-controlling interests	(529)	(441)	(1,193)	(970)	(1,481)
Net income (loss) from continuing operations attributable to Equinix, basic	(28,658)	35,882	36,097	7,224	70,421
Net income from discontinued operations	-	-	350	-	549
Net income (loss) attributable to Equinix, basic	$(28,658)	$35,882	$36,447	$7,224	$70,970

(2)	The net income (loss) used in the computation of diluted net income per share attributable to Equinix is presented below:

Net income (loss) from continuing operations attributable to Equinix, basic	$(28,658)	$35,882	$36,097	$7,224	$70,421
Interest on convertible debt	-	1,851	1,678	-	3,377
Net income (loss) from continuing operations attributable to Equinix, diluted	(28,658)	37,733	37,775	7,224	73,798
Net income from discontinued operations	-	-	350	-	549
Net income (loss) attributable to Equinix, diluted	$(28,658)	$37,733	$38,125	$7,224	$74,347

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

Net income (loss)	$(28,129)	$36,323	$37,640	$8,194	$72,451

Other comprehensive income (loss), net of tax:
Foreign currency translation loss	(30,666)	(72,554)	(49,207)	(103,220)	(14,895)
Unrealized gain (loss) on available for sale securities	(458)	98	(177)	(360)	(99)
Other comprehensive loss, net of tax:	(31,124)	(72,456)	(49,384)	(103,580)	(14,994)

Comprehensive income (loss), net of tax	(59,253)	(36,133)	(11,744)	(95,386)	57,457

Net income attributable to redeemable non-controlling interests	(529)	(441)	(1,193)	(970)	(1,481)
Other comprehensive income (loss) attributable to redeemable non-controlling interests	5,309	(769)	3,974	4,540	2,915

Comprehensive income (loss) attributable to Equinix, net of tax	$(54,473)	$(37,343)	$(8,963)	$(91,816)	$58,891

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	June 30,	December 31,
	2013	2012

Cash and cash equivalents	$517,496	$252,213
Short-term investments	323,460	166,492
Accounts receivable, net	201,336	163,840
Other current assets	55,317	57,206
Total current assets	1,097,609	639,751
Long-term investments	375,971	127,819
Property, plant and equipment, net	4,103,344	3,918,999
Goodwill	1,012,102	1,042,564
Intangible assets, net	184,740	201,562
Other assets	304,083	202,269
Total assets	$7,077,849	$6,132,964

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$258,027	$268,853
Accrued property and equipment	101,015	63,509
Current portion of capital lease and other financing obligations	85,262	15,206
Current portion of loans payable	40,360	52,160
Other current liabilities	122,871	139,561
Total current liabilities	607,535	539,289
Capital lease and other financing obligations, less current portion	684,873	545,853
Loans payable, less current portion	164,919	188,802
Senior notes, less current portion	2,250,000	1,500,000
Convertible debt	716,265	708,726
Other liabilities	245,768	230,843
Total liabilities	4,669,360	3,713,513

Redeemable non-controlling interests	96,614	84,178

Common stock	50	49
Additional paid-in capital	2,651,396	2,583,371
Treasury stock	(36,284)	(36,676)
Accumulated other comprehensive loss	(200,082)	(101,042)
Accumulated deficit	(103,205)	(110,429)
Total stockholders' equity	2,311,875	2,335,273

Total liabilities, redeemable non-controlling interests and stockholders' equity	$7,077,849	$6,132,964

Ending headcount by geographic region is as follows:

Americas headcount	1,918	1,821
EMEA headcount	872	811
Asia-Pacific headcount	573	521
Total headcount	3,363	3,153

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	June 30,	December 31,
	2013	2012

Capital lease and other financing obligations	$770,135	$561,059

U.S. term loan	160,000	180,000
ALOG financing	44,924	48,807
Paris 4 IBX financing	317	8,071
Other loans payable	38	4,084
Total loans payable	205,279	240,962

Senior notes	2,250,000	1,500,000

Convertible debt, net of debt discount	716,265	708,726
Plus debt discount	53,447	60,990
Total convertible debt principal	769,712	769,716

Total debt outstanding	$3,995,126	$3,071,737

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

Cash flows from operating activities:
Net income (loss)	$(28,129)	$36,323	$37,640	$8,194	$72,451
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, amortization and accretion	110,117	108,531	96,944	218,648	190,866
Stock-based compensation	24,194	22,703	20,549	46,897	39,652
Debt issuance costs and debt discount	5,884	5,753	4,902	11,637	13,009
Loss on debt extinguishment	93,602	-	-	93,602	-
Restructuring charges	(4,837)	-	-	(4,837)	-
Excess tax benefits from employee equity awards	(3,431)	(18,990)	-	(22,421)	-
Other reconciling items	3,949	3,085	984	7,034	3,841
Changes in operating assets and liabilities:
Accounts receivable	(19,098)	(24,663)	(14,864)	(43,761)	(34,541)
Income taxes, net	(74,153)	(1,609)	31,985	(75,762)	23,222
Accounts payable and accrued expenses	28,392	(27,996)	30,648	396	(9,887)
Other assets and liabilities	10,669	(18,956)	(14,006)	(8,287)	22,162
Net cash provided by operating activities	147,159	84,181	194,782	231,340	320,775
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(175,593)	(232,965)	279,621	(408,558)	625,987
Purchase of New York IBX data center	(2,960)	-	-	(2,960)	-
Purchase of Asia Tone, less cash acquired	-	(107)	-	(107)	-
Purchases of other property, plant and equipment	(122,863)	(75,667)	(196,484)	(198,530)	(341,974)
Other investing activities	838,963	(833,801)	10,743	5,162	79,300
Net cash provided by (used in) investing activities	537,547	(1,142,540)	93,880	(604,993)	363,313
Cash flows from financing activities:
Purchases of treasury stock	-	-	-	-	(13,364)
Proceeds from employee equity awards	1,512	14,368	6,013	15,880	36,473
Proceeds from loans payable	-	-	-	-	8,909
Proceeds from senior notes	-	1,500,000	-	1,500,000	-
Repayment of capital lease and other financing obligations	(4,157)	(3,516)	(3,032)	(7,673)	(5,858)
Repayment of loans payable	(18,139)	(14,052)	(10,170)	(32,191)	(77,299)
Repayment of senior notes	(750,000)	-	-	(750,000)	-
Repayment of convertible debt	-	-	(250,007)	-	(250,007)
Debt extinguishment costs	(80,925)	-	-	(80,925)	-
Excess tax benefits from employee equity awards	3,431	18,990	-	22,421	-
Other financing activities	(1,756)	(19,030)	(7,520)	(20,786)	(7,520)
Net cash provided by (used in) financing activities	(850,034)	1,496,760	(264,716)	646,726	(308,666)
Effect of foreign currency exchange rates on cash and cash equivalents	(2,195)	(5,595)	(2,794)	(7,790)	(149)
Net increase (decrease) in cash and cash equivalents	(167,523)	432,806	21,152	265,283	375,273
Cash and cash equivalents at beginning of period	685,019	252,213	632,944	252,213	278,823
Cash and cash equivalents at end of period	$517,496	$685,019	$654,096	$517,496	$654,096

Supplemental cash flow information:
Cash paid for taxes	$62,818	$14,036	$5,031	$76,854	$6,765
Cash paid for interest	$29,664	$67,975	$28,965	$97,639	$92,301

Free cash flow (1)	$860,299	$(825,394)	$9,041	$34,905	$58,101

Adjusted free cash flow (2)	$866,690	$(806,297)	$9,041	$60,393	$58,101

Ongoing capital expenditures (3)	$40,210	$33,997	$37,537	$74,207	$75,999

Discretionary free cash flow (4)	$106,949	$50,184	$157,245	$157,133	$244,776

Adjusted discretionary free cash flow (5)	$163,950	$72,908	$157,245	$236,858	$244,776

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$147,159	$84,181	$194,782	$231,340	$320,775
Net cash provided by (used in) investing activities as presented above	537,547	(1,142,540)	93,880	(604,993)	363,313
Purchases, sales and maturities of investments, net	175,593	232,965	(279,621)	408,558	(625,987)
Free cash flow (negative free cash flow)	$860,299	$(825,394)	$9,041	$34,905	$58,101

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, sales of discontinued operations and any excess tax benefits from employee equity awards, as presented below:

Free cash flow (as defined above)	$860,299	$(825,394)	$9,041	$34,905	$58,101
Less purchase of New York IBX data center	2,960	-	-	2,960	-
Less purchase of Asia Tone, less cash acquired	-	107	-	107	-
Less excess tax benefits from employee equity awards	3,431	18,990	-	22,421	-
Adjusted free cash flow (negative adjusted free cash flow)	$866,690	$(806,297)	$9,041	$60,393	$58,101

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex). We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$40,210	$33,997	$37,537	$74,207	$75,999
Expansion capital expenditures	82,653	41,670	158,947	124,323	265,975
Total capital expenditures	$122,863	$75,667	$196,484	$198,530	$341,974

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities as presented above	$147,159	$84,181	$194,782	$231,340	$320,775
Less ongoing capital expenditures	(40,210)	(33,997)	(37,537)	(74,207)	(75,999)
Discretionary free cash flow	$106,949	$50,184	$157,245	$157,133	$244,776

(5)

We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above), excluding any excess tax benefits from employee equity awards and cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned conversion into a real estate investment trust ("REIT"), as presented below:

Discretionary free cash flow	$106,949	$50,184	$157,245	$157,133	$244,776
Excess tax benefits from employee equity awards	3,431	18,990	-	22,421	-
Cash paid for taxes resulting from the planned REIT conversion	53,570	3,734	-	57,304	-
Adjusted discretionary free cash flow	$163,950	$72,908	$157,245	$236,858	$244,776

We categorize our cash paid for taxes into cash paid for taxes resulting from the planned REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the planned REIT conversion	$53,570	$3,734	$-	$57,304	$-
Other cash taxes paid	9,248	10,302	5,031	19,550	6,765
Total cash paid for taxes	$62,818	$14,036	$5,031	$76,854	$6,765

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2013	2013	2012	2013	2012

Recurring revenues		$502,470	$495,271	$433,786	$997,741	$854,676
Non-recurring revenues		23,199	24,184	23,463	47,383	45,818
	Revenues (1)	525,669	519,455	457,249	1,045,124	900,494

Cash cost of revenues (2)		169,077	162,759	142,011	331,836	278,372
	Cash gross profit (3)	356,592	356,696	315,238	713,288	622,122

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	46,430	46,280	38,689	92,710	76,808
	Cash general and administrative expenses (6)	65,985	66,956	59,069	132,941	117,238
	Total cash operating expenses (7)	112,415	113,236	97,758	225,651	194,046

Adjusted EBITDA (8)		$244,177	$243,460	$217,480	$487,637	$428,076

Cash gross margins (9)		68%	69%	69%	68%	69%

Adjusted EBITDA margins (10)		46%	47%	48%	47%	48%

Adjusted EBITDA flow-through rate (11)		12%	32%	49%	40%	68%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$226,536	$223,565	$209,756	$450,101	$413,674
	Interconnection	59,800	58,206	53,048	118,006	104,787
	Managed infrastructure	13,977	13,616	12,564	27,593	26,500
	Rental	445	460	445	905	884
	Recurring revenues	300,758	295,847	275,813	596,605	545,845
	Non-recurring revenues	11,685	12,707	12,308	24,392	21,405
	Revenues	312,443	308,554	288,121	620,997	567,250

	EMEA Revenues:

	Colocation	103,916	100,532	87,820	204,448	171,771
	Interconnection	8,854	8,381	4,192	17,235	8,016
	Managed infrastructure	5,734	4,249	3,262	9,983	6,676
	Rental	138	120	336	258	680
	Recurring revenues	118,642	113,282	95,610	231,924	187,143
	Non-recurring revenues	6,970	7,012	7,087	13,982	16,890
	Revenues	125,612	120,294	102,697	245,906	204,033

	Asia-Pacific Revenues:

	Colocation	67,881	71,014	49,651	138,895	96,768
	Interconnection	9,699	9,404	7,794	19,103	15,114
	Managed infrastructure	5,490	5,724	4,918	11,214	9,806
	Recurring revenues	83,070	86,142	62,363	169,212	121,688
	Non-recurring revenues	4,544	4,465	4,068	9,009	7,523
	Revenues	87,614	90,607	66,431	178,221	129,211

	Worldwide Revenues:

	Colocation	398,333	395,111	347,227	793,444	682,213
	Interconnection	78,353	75,991	65,034	154,344	127,917
	Managed infrastructure	25,201	23,589	20,744	48,790	42,982
	Rental	583	580	781	1,163	1,564
	Recurring revenues	502,470	495,271	433,786	997,741	854,676
	Non-recurring revenues	23,199	24,184	23,463	47,383	45,818
	Revenues	$525,669	$519,455	$457,249	$1,045,124	$900,494

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$267,693	$259,268	$225,289	$526,961	$442,387
	Depreciation, amortization and accretion expense	(96,822)	(94,907)	(81,744)	(191,729)	(161,164)
	Stock-based compensation expense	(1,794)	(1,602)	(1,534)	(3,396)	(2,851)
	Cash cost of revenues	$169,077	$162,759	$142,011	$331,836	$278,372

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$90,546	$88,473	$81,465	$179,019	$160,547
	EMEA cash cost of revenues	47,304	43,629	37,392	90,933	72,745
	Asia-Pacific cash cost of revenues	31,227	30,657	23,154	61,884	45,080
	Cash cost of revenues	$169,077	$162,759	$142,011	$331,836	$278,372

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges, impairment charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$59,478	$58,276	$47,603	$117,754	$94,013
	Depreciation and amortization expense	(6,223)	(6,275)	(4,239)	(12,498)	(8,495)
	Stock-based compensation expense	(6,825)	(5,721)	(4,675)	(12,546)	(8,710)
	Cash sales and marketing expenses	$46,430	$46,280	$38,689	$92,710	$76,808

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$88,632	$89,685	$80,595	$178,317	$158,911
	Depreciation and amortization expense	(7,072)	(7,349)	(7,291)	(14,421)	(13,765)
	Stock-based compensation expense	(15,575)	(15,380)	(14,235)	(30,955)	(27,908)
	Cash general and administrative expenses	$65,985	$66,956	$59,069	$132,941	$117,238

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$46,430	$46,280	$38,689	$92,710	$76,808
	Cash general and administrative expenses	65,985	66,956	59,069	132,941	117,238
	Cash SG&A	$112,415	$113,236	$97,758	$225,651	$194,046

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$69,287	$73,551	$65,774	$142,838	$132,623
	EMEA cash SG&A	29,016	27,611	20,100	56,627	39,199
	Asia-Pacific cash SG&A	14,112	12,074	11,884	26,186	22,224
	Cash SG&A	$112,415	$113,236	$97,758	$225,651	$194,046

(8)

We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges and acquisition costs as presented below:

	Income from continuing operations	$112,177	$108,564	$102,096	$220,741	$202,842
	Depreciation, amortization and accretion expense	110,117	108,531	93,274	218,648	183,424
	Stock-based compensation expense	24,194	22,703	20,444	46,897	39,469
	Restructuring charges	(4,837)	-	-	(4,837)	-
	Acquisition costs	2,526	3,662	1,666	6,188	2,341
	Adjusted EBITDA	$244,177	$243,460	$217,480	$487,637	$428,076

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$72,064	$62,597	$66,672	$134,661	$128,238
	Americas depreciation, amortization and accretion expense	65,077	63,224	58,659	128,301	115,308
	Americas stock-based compensation expense	18,168	17,311	15,552	35,479	30,625
	Americas restructuring charges	(4,837)	-	-	(4,837)	-
	Americas acquisition costs	2,138	3,398	(1)	5,536	(91)
	Americas adjusted EBITDA	152,610	146,530	140,882	299,140	274,080

	EMEA income from continuing operations	22,414	22,863	22,962	45,277	50,241
	EMEA depreciation, amortization and accretion expense	23,424	23,071	18,329	46,495	35,641
	EMEA stock-based compensation expense	3,065	3,038	2,673	6,103	4,837
	EMEA acquisition costs	389	82	1,241	471	1,370
	EMEA adjusted EBITDA	49,292	49,054	45,205	98,346	92,089

	Asia-Pacific income from continuing operations	17,699	23,104	12,462	40,803	24,363
	Asia-Pacific depreciation, amortization and accretion expense	21,616	22,236	16,286	43,852	32,475
	Asia-Pacific stock-based compensation expense	2,961	2,354	2,219	5,315	4,007
	Asia-Pacific acquisition costs	(1)	182	426	181	1,062
	Asia-Pacific adjusted EBITDA	42,275	47,876	31,393	90,151	61,907

	Adjusted EBITDA	$244,177	$243,460	$217,480	$487,637	$428,076

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	71%	72%	71%	72%

	EMEA cash gross margins	62%	64%	64%	63%	64%

	Asia-Pacific cash gross margins	64%	66%	65%	65%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	49%	47%	49%	48%	48%

	EMEA adjusted EBITDA margins	39%	41%	44%	40%	45%

	Asia-Pacific adjusted EBITDA margins	48%	53%	47%	51%	48%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$244,177	$243,460	$217,480	$487,637	$428,076
	Less adjusted EBITDA - prior period	(243,460)	(239,283)	(210,596)	(467,581)	(380,463)
	Adjusted EBITDA growth	$717	$4,177	$6,884	$20,056	$47,613

	Revenues - current period	$525,669	$519,455	$457,249	$1,045,124	$900,494
	Less revenues - prior period	(519,455)	(506,520)	(443,245)	(995,250)	(830,324)
	Revenue growth	$6,214	$12,935	$14,004	$49,874	$70,170

	Adjusted EBITDA flow-through rate	12%	32%	49%	40%	68%

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
or
Equinix, Inc.
Samir Patodia, 650-598-6587
spatodia@equinix.com
or
Equinix Media Contacts:
Equinix, Inc.
Melissa Neumann, 650-598-6098
mneumann@equinix.com
or
GolinHarris for Equinix, Inc.
Liam Rose, 415-318-4380
lrose@golinharris.com